SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

February 2, 2009

Date of Report

(Date of Earliest Event Reported)

PCS EDVENTURES!.COM, INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File No. 000-49990

IDAHO	82-0475383
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

345 Bobwhite Court, Suite 200

Boise, Idaho 83706

(Address of Principal Executive Offices)

Issuer's Telephone Number:  (208) 343-3110

N/A

(Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

          CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

          CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

See Exhibit 99.1, a Press Release dated February 4, 2009, a copy of which is attached hereto and incorporated herein by reference.  PCS Edventures!.com, Inc. (the “Company” or “PCS”) and Trudy Corporation, a Delaware corporation (“Trudy”), announced a Letter of Intent for the acquisition by PCS of substantially all the assets of Trudy.

Item 8.01  Other Events

The Company and Trudy jointly announced that the two companies have entered into a Letter of Intent providing for the Company to acquire substantially all of the assets and assume certain liabilities of Trudy.  Trudy is a publisher of children’s educational story and novelty books, audiobooks and plush toys, doing business as Soundprints, Studio Mouse and Music for Little People.com and is located in Norwalk, Connecticut.  A copy of the Letter of Intent is attached hereto as Exhibit 99.2.  See Item 9.01. Capitalized terms below have the meanings ascribed to them in the Letter of Intent.

Consideration for the asset purchase transaction will be up to $2 million in PCS Common Stock, with the Common Stock being valued at the average per share price over the 10 business day period immediately prior to the Closing, with a minimum valuation of $0.90 per share.  The PCS Common Stock will be registered with the Securities and Exchange Commission (the “SEC”) and distributed to Trudy shareholders, pro rata, subject to a holdback of certain shares by PCS to guarantee representations and warranties of Trudy, after the Closing.  Liabilities of Trudy to be assumed by PCS include accounts payable, licensing obligations and certain shareholder loans of approximately $1,900,000 at Closing. In addition, at Closing, PCS will secure new financing to pay off Trudy’s current bank credit line of up to $850,000. The assumed shareholder loans are to be paid off in full over two years. Ashley Andersen Zantop, CEO and President of Trudy, and all other key Trudy employees will be retained as employees by PCS, while William W. Burnham, Chairman of Trudy, will join the Board of Directors of PCS.  The Closing is subject to various conditions outlined in the Letter of Intent, including PCS’s completion of a satisfactory “due diligence” examination of Trudy, at which time a definitive agreement will be executed.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Description

Exhibit No.

99.1

Press Release

99.2

Letter of Intent

          *  Summaries of any exhibit are modified in their entirety by this reference to each exhibit.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated:	February 4, 2009	By:
Anthony A. Maher
CEO, President and Chairman of the Board of Directors